Exhibit 99.1

PRESS RELEASE

CONTACT:

Investors
Mike Smith
719-637-5773
michael.smith@vectrus.com

Media
George Rhynedance
719-637-4182
george.rhynedance@vectrus.com

Vectrus posts strong first quarter 2016 financial results

•	First quarter revenue increased 19 percent

•	Book-to-bill[1] ratio of 1.9x due to contract modifications

•	Diluted EPS increased 33 percent; adjusted diluted EPS increased 30 percent, year-over-year

•	Raising lower end of 2016 guidance for revenue, diluted EPS and free cash flow[2]

COLORADO SPRINGS, Colo., May 10, 2016 — Vectrus, Inc. (NYSE:VEC) announced solid first quarter 2016 results, which included revenue of $310.7 million, operating income of $11.8 million and diluted earnings per share of $0.61. As of April 1, 2016, year-to-date net cash provided by operating activities was $1.7 million and free cash flow2 improved $29.4 million year-over-year. First quarter 2016 also saw solid funded orders of $605.2 million, representing a funded book-to-bill1 ratio of 1.9x.
“Strong performance was driven by continued organic growth in our business, which resulted in a 30 percent increase in adjusted diluted EPS2,” said Ken Hunzeker, chief executive officer and president of Vectrus. “Full year revenue visibility improved due to significant modifications to existing work in the Middle East and Europe.”

Subsequent to the end of the quarter, Vectrus won the nearly $12 million Enterprise Legacy Voice and Information System (ELVIS) contract, a re-compete of an information technology effort Vectrus has supported for almost 20 years in Europe.

“The ELVIS re-compete represents a key win for us in an area with significant growth potential,” said Hunzeker.

Exhibit 99.1

First Quarter 2016 Results

•	Revenue of $310.7 million

•	Operating income of $11.8 million

•	Operating margin of 3.8 percent

•	Diluted earnings per share of $0.61

First quarter 2016 revenue of $310.7 million increased $49.8 million, or 19.1 percent, compared to the first quarter 2015. In the first quarter of 2016, Vectrus benefited from strong performance on Middle East programs and contributions from programs that achieved full operating capability in the second and third quarters of 2015.
Programs based in Afghanistan contributed $32.1 million of revenue in the first quarter 2016, down $11.5 million compared to the first quarter 2015.
Operating income was $11.8 million, or 3.8 percent of operating margin, in the first quarter 2016, compared to $9.4 million, or 3.6 percent operating margin, in the first quarter 2015. On an adjusted basis operating income2 was $9.5 million in the first quarter 2015. Programs based in Afghanistan contributed $0.6 million of operating income or a 1.8 percent operating margin in the first quarter of 2016, down $2.2 million compared to the same period in 2015.
First quarter 2016 diluted earnings per share were $0.61 compared to $0.46 in the first quarter 2015, and adjusted diluted earnings per share2 were $0.47 in the same period in 2015.
In the first quarter 2016, net cash provided by operating activities was $1.7 million compared to net cash used in operating activities of $27.2 million during the same period in 2015. Free cash flow2 was $1.7 million in the first quarter 2016, compared to negative free cash flow2 of $27.7 million during the same period in 2015.
“Free cash flow2 improved by $29.4 million, which was driven by strong cash collections in the quarter,” said Matt Klein, chief financial officer of Vectrus. “Our organizational focus and commitment to improving free cash flow2 generation resulted in days sales outstanding of 57 in the first quarter, the lowest we have reported as a public company.”

For the quarter ended April 1, 2016, the Company ended with total backlog of $2.5 billion and funded backlog of $1.0 billion.
2016 Guidance

“We reported a strong start to 2016, which was driven by solid performance across all of our major programs and operational excellence initiatives," said Klein. "Given our outlook for the remainder of the year, we are increasing the lower end of our previously communicated ranges for revenue, diluted EPS and free cash flow2. We now expect 2016 revenue, diluted EPS and free cash flow2 to be in the range of $1,150 million to $1,190 million, $2.02 to $2.31 and $22 million to $30 million, respectively."

Exhibit 99.1

(in millions, except operating margin and diluted EPS)	(Prior) 2016 Guidance			(Updated) 2016 Guidance
Revenue	$1,110	to	$1,190	$1,150	to	$1,190
Operating Margin	3.60%	to	3.90%	3.60%	to	3.90%
Diluted EPS[3]	$1.94	to	$2.31	$2.02	to	$2.31
Free Cash Flow[4]	$20	to	$30	$22	to	$30

The Company notes that forward-looking statements of future performance made in this release are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth in the Safe Harbor Statement below.

Investor Call
Management representatives will conduct an investor briefing and conference call at 8 a.m. Eastern time on Wednesday, May 11, 2016.

U.S.-based participants may dial in to the conference call at 888-329-8893, while international participants may dial 719-325-2463. Passcode for both is 5431622. For all other listeners, a live webcast of the briefing and conference call will be available on the Vectrus Investor Relations website at http://investors.vectrus.com.

A replay of the briefing will be posted on the Vectrus website shortly after completion of the call, and will remain available for one year. A telephonic replay will also be available through May 25, 2016, at 877-870-5176 (domestic) or 858-384-5517 (international) with passcode 5431622.

###
Footnotes:
1 Book-to-bill ratio is the amount of funded orders divided by revenue for the period.
2 See “Key Performance Indicators and Non-GAAP Financial Measures” (below).
3 2016 EPS guidance is calculated using the estimated weighted average diluted common shares outstanding for the year ending December 31, 2016 of 11.2 million.
4 2016 free cash flow guidance is calculated as estimated GAAP net cash provided by operating activities less capital expenditures. Estimated 2016 capital expenditures are $2.1 million.

About Vectrus
Vectrus is a leading, global government services company with a history in the services market that dates back more than 70 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to their mission success. Vectrus is headquartered in Colorado Springs, Colo., and includes about 6,000 employees spanning 132 locations in 18 countries. In 2015, Vectrus generated sales of $1.2 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and YouTube.

Exhibit 99.1

Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the "Act"): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about our revenue and EPS guidance for 2016, contract opportunities and awards, business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "may," "will," "likely," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "could," "potential," "continue," or similar terminology are forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: risks and uncertainties relating to the spin-off from our former parent, including whether the spin-off and the related transactions will result in any tax liability, economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. government military operations, including its operations in Afghanistan; competition in our industry; changes in, or delays in the completion of, U.S. or international government budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; protests of new awards; our ability to submit proposals for and/or win potential opportunities in our pipeline; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; our success in expanding our geographic footprint or broadening our customer base, markets and capabilities; our ability to realize the full amounts reflected in our backlog and to retain and renew our existing contracts; our maintaining our good relationship with the U.S. government; impairment of goodwill; our performance of our contracts and our ability to control costs; our level of indebtedness; our compliance with the terms of our credit agreement; subcontractor and employee performance and conduct; our teaming arrangements with other contractors; economic and capital markets conditions; any future acquisitions, investments or joint ventures; our ability to retain and recruit qualified personnel; our maintenance of safe work sites and equipment; any disputes with labor unions; costs of outcome of any legal proceedings; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in U.S. generally accepted accounting principles; our compliance with public company accounting and financial reporting requirements; and other factors set forth in Part I, Item 1A, – “Risk Factors,” and elsewhere in our 2015 Annual Report on Form 10-K and described from time to time in our future reports filed with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended
	April 1,	March 27,
(In thousands, except per share data)	2016	2015
Revenue	$310,682	$260,920
Cost of revenue	283,711	236,382
Selling, general and administrative expenses	15,160	15,183
Operating income	11,811	9,355
Interest (expense) income, net	(1,312)	(1,596)
Income from operations before income taxes	10,499	7,759
Income tax expense	3,910	2,794
Net income	$6,589	$4,965

Earnings per share
Basic	$0.62	$0.47
Diluted	$0.61	$0.46
Weighted average common shares outstanding - basic	10,628	10,495
Weighted average common shares outstanding - diluted	10,856	10,780

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	April 1,	December 31,
(In thousands, except share information)	2016	2015
Assets	(unaudited)
Current assets
Cash	$38,622	$39,995
Receivables	194,292	210,561
Costs incurred in excess of billings	2,150	1,243
Other current assets	8,461	9,708
Total current assets	243,525	261,507
Property, plant, and equipment, net	3,800	4,762
Goodwill	216,930	216,930
Other non-current assets	1,638	1,197
Total non-current assets	222,368	222,889
Total Assets	$465,893	$484,396
Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$86,153	$122,442
Billings in excess of costs	7,119	6,025
Compensation and other employee benefits	48,685	36,783
Short-term debt	22,000	22,000
Other accrued liabilities	25,265	25,268
Total current liabilities	189,222	212,518
Long-term debt, net	86,343	89,615
Deferred tax liability	91,410	91,343
Other non-current liabilities	1,918	1,610
Total non-current liabilities	179,671	182,568
Total liabilities	368,893	395,086
Shareholders' Equity
Preferred stock; $0.01 par value; 10,000,000 shares authorized; No shares issued and outstanding	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 10,670,849 and 10,612,246 shares issued and outstanding	107	106
Additional paid in capital	59,461	58,640
Retained earnings	40,893	34,304
Accumulated other comprehensive loss	(3,461)	(3,740)
Total shareholders' equity	97,000	89,310
Total Liabilities and Shareholders' Equity	$465,893	$484,396

Exhibit 99.1

VECTRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	April 1,	March 27,
(In thousands)	2016	2015
Operating activities
Net income	$6,589	$4,965
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	605	920
Loss on disposal of property, plant, and equipment	277	—
Stock-based compensation	1,713	1,879
Amortization of debt issuance costs	228	185
Changes in assets and liabilities:
Receivables	17,709	(9,589)
Other assets	147	(14,409)
Accounts payable	(36,832)	(10,784)
Billings in excess of costs	1,094	4,967
Deferred taxes	(1,103)	(2,071)
Compensation and other employee benefits	11,687	(3,393)
Other liabilities	(429)	101
Net cash provided by (used in) operating activities	1,685	(27,229)
Investing activities
Purchases of capital assets	(31)	(465)
Proceeds from the disposition of assets	111	—
Net cash provided by (used in) investing activities	80	(465)
Financing activities
Repayments of long-term debt	(3,500)	—
Proceeds from revolver	59,000	55,000
Repayments of revolver	(59,000)	(55,000)
Proceeds from insurance financing	—	14,857
Payments of employee withholding taxes on share-based compensation	(627)	(724)
Net cash (used in) provided by financing activities	(4,127)	14,133
Exchange rate effect on cash	989	(513)
Net change in cash	(1,373)	(14,074)
Cash-beginning of year	39,995	42,823
Cash-end of period	$38,622	$28,749
Supplemental Disclosure of Cash Flow Information:
Interest paid	$1,408	$915
Income taxes paid	$2,320	$37
Non-cash investing activities:
Purchase of capital assets on account	$—	$34

Exhibit 99.1

Key Performance Indicators and Non-GAAP Financial Measures
The primary financial performance measures Vectrus uses to manage its business and monitor results of operations are revenue trends and operating income trends. In addition, we consider adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, to be useful to management and investors in evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives.
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, and free cash flow, however, are not measures of financial performance under generally accepted accounting principles in the United States of America (GAAP) and should not be considered a substitute for operating income, net income, diluted earnings per share, or net cash provided by operating activities as determined in accordance with GAAP. Reconciliations of these items are provided below.
“Adjusted operating income” is defined as operating income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non-operating tax settlements or adjustments, such as separation costs incurred to become a stand-alone public company.
“Adjusted operating margin” is defined as adjusted operating income divided by revenue.
"Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results that are related to our ongoing operations and unusual and infrequent items an non-operating tax settlements or adjustments, such as separation costs incurred to become a stand-alone public company.
"Adjusted diluted earnings per share" is defined as adjusted net income divided by the weighted average diluted common shares outstanding.
“Free cash flow” is defined as GAAP net cash provided by or used in operating activities less capital expenditures.

(in thousands, except operating margin and adjusted operating margin)	Three Months Ended
Adjusted Operating Income (Non-GAAP Measure)	April 1, 2016	March 27, 2015
Operating income	$11,811	$9,355
Operating margin	3.8%	3.6%
Separation costs [1] (pretax)	—	146
Adjusted operating income	$11,811	$9,501
Adjusted operating margin	3.8%	3.6%

[1] Costs incurred to become a stand-alone public company.

Exhibit 99.1

(in thousands, except per share data)	Three Months Ended
Adjusted Diluted Earnings Per Share	April 1, 2016	March 27, 2015
Net income	$6,589	$4,965
Separation costs [1] (pretax)	—	146
Tax impact of adjustments	—	(53)
Adjusted net income	$6,589	$5,058
GAAP EPS - diluted	$0.61	$0.46
Adjusted EPS - diluted	$0.61	$0.47

Weighted average common shares outstanding - diluted	10,856	10,780

[1] Costs incurred to become a stand-alone public company.

(in thousands)	Three Months Ended
Free Cash Flow (Non-GAAP Measure)	April 1, 2016	March 27, 2015
Net cash provided by (used in) operating activities	$1,685	$(27,229)
Less:
Capital expenditures	(31)	(465)
Free cash flow	$1,654	$(27,694)

Exhibit 99.1

SUPPLEMENTAL INFORMATION

	Three Months Ended
(In thousands)	April 1, 2016		March 27, 2015
Military branch	Revenue	% of Total	Revenue	% of Total
Army	$263,052	85%	$236,262	91%
Navy/Marines	4,799	1%	6,767	2%
Air Force	42,831	14%	17,891	7%
Total Revenue	$310,682		$260,920

	Three Months Ended
(in thousands)	April 1, 2016		March 27, 2015
Contract type	Revenue	% of Total	Revenue	% of Total
Firm-Fixed-Price	$78,040	25%	$53,484	20%
Cost-Plus and Cost Reimbursable ¹	232,642	75%	207,436	80%
Total Revenue	$310,682		$260,920

¹ Includes time and material contracts

	Three Months Ended
(In thousands)	April 1, 2016		March 27, 2015
Contract Relationship	Revenue	% of Total	Revenue	% of Total
Prime Contractor	$285,644	92%	$231,606	89%
Sub Contractor	25,038	8%	29,314	11%
Total Revenue	$310,682		$260,920

Source: Vectrus, Inc.